Exhibit 99.2
Agreement of Joint Filing
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the ordinary shares of Trina Solar Limited and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 14, 2008.

GOOD ENERGIES II LP acting by its General Partner GOOD ENERGIES GENERAL PARTNER JERSEY LIMITED

by:	/s/ Fintan Kennedy	by:	/s/ John Hammill

	Name: Fintan Kennedy		Name: John Hammill
	Title: Director		Title: Director

COFRA JERSEY LIMITED

by:	/s/ Fintan Kennedy	by:	/s/ John Hammill

	Name: Fintan Kennedy		Name: John Hammill
	Title: Director		Title: Director

COFRA HOLDING AG

by:	/s/ H.A.S. Vellani	by:	/s/ S. Affentranger

	Name: H.A.S. Vellani		Name: S. Affentranger
	Title: Director		Title: Authorized Signatory

GOOD ENERGIES (UK) LLP, acting by its managing member, GOOD ENERGIES INVESTMENTS LIMITED

by:	/s/ Wayne Woo	by:	/s/ Farida Ahkim

	Name: Wayne Woo		Name: Farida Ahkim
	Title: Director		Title: Secretary

GOOD ENERGIES AG

by:	/s/ A. Rohde	by:	/s/ Marcus Strohmeier

	Name: A. Rohde		Name: Marcus Strohmeier
	Title: Corporate Secretary		Title: Legal Counsel

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FIDARC SARL

by:	/s/ Michel de Groote	by:	/s/ Raf Bogaerts

	Name: Michel de Groote		Name: Raf Bogaerts
	Title: Manager		Title: Manager

GOOD ENERGIES INC.

by:	/s/ Richard L. Kauffman	by:	/s/ John Rhodes

	Name: Richard L. Kauffman		Name: John Rhodes
	Title: Director		Title: Director

GOOD ENERGIES HOLDINGS LIMITED

by:	/s/ Roland Beunis

Name: Roland Beunis
Title: Director

THE BANBURY SETTLEMENT, acting through FIRCROFT LIMITED, as trustee

by:	/s/ Louise Adams

Name: Louise Adams
Title: Director

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